Exhibit 99.1

News Release

Media Contact:Ron RogersInvestor Contact:Scott Gleason

(801) 584-3065(801) 584-1143

rrogers@myriad.comsgleason@myriad.com

Myriad Genetics Reports Fiscal First-Quarter 2018 Financial Results

•	Total Revenues of $190.2 Million Up 7 Percent
•	GAAP Diluted EPS of $1.15 and Adjusted EPS of $0.26 Up 13 Percent
•	GeneSight® Demonstrates Statistical Significance for Response and Remission in Prospective Study

SALT LAKE CITY, Nov. 7, 2017 – Myriad Genetics, Inc. (NASDAQ: MYGN), a global leader in molecular diagnostics and personalized medicine, today announced financial results for its fiscal first-quarter 2018, provided an update on recent business highlights, maintained its fiscal year 2018 financial guidance, and issued fiscal second-quarter 2018 financial guidance.

"The first quarter exceeded our expectations and represented an excellent start to the fiscal year as a result of strong hereditary cancer and GeneSight® test demand,” said Mark C. Capone, president and CEO, Myriad Genetics. “Perhaps more importantly we had a number of significant reimbursement catalysts that strengthen our ability to deliver on our long-term financial goals.”

Financial Highlights

The following table summarizes the financial results for the fiscal first-quarter 2018:

Revenue
	Fiscal First-Quarter
($ in millions)	2018	2017	% Change
Molecular diagnostic testing revenue

Hereditary cancer testing revenue	$126.7	$139.3	(9%)

GeneSight testing revenue	28.8	7.2	300%

Vectra DA testing revenue	16.0	11.6	38%

Prolaris testing revenue	2.9	2.9	0%

EndoPredict testing revenue	1.9	1.7	12%

Other testing revenue	2.5	2.4	4%

Total molecular diagnostic testing revenue	178.8	165.1	8%

Pharmaceutical and clinical service revenue	11.4	12.4	(8%)

Total Revenue	$190.2	$177.5	7%

Income Statement
	Fiscal First-Quarter
($ in millions)	2018	2017	% Change
Total Revenue	$190.2	$177.5	7%

Gross Profit	147.2	137.5	7%
Gross Margin	77.4%	77.5%

Operating Expenses	59.8	131.8	(55%)

Operating Income	87.4	5.7	1433%
Operating Margin	46.0%	3.2%

Adjusted Operating Income	24.7	21.6	14%
Adjusted Operating Margin	13.0%	12.2%

Net Income	81.1	(1.2)	NM

Diluted EPS	1.15	(0.02)	NM

Adjusted EPS	$0.26	$0.23	13%

Business Highlights

•	Hereditary Cancer
o	Exceeded three percent hereditary cancer volume target in the first quarter, and achieved the third straight quarter of volume growth with pricing in-line with expectations.
o

Launched riskScore™, a new clinically validated personalized medicine tool to enhance the myRisk® Hereditary Cancer test. riskScore quantifies a woman’s risk of developing breast cancer by combining genetic markers throughout the genome with her family and clinical history and represents a major new epoch in hereditary cancer testing.

o

Presented data at the National Society of Genetic Counselors demonstrating that in a cohort of 17,205 women, the riskScore single nucleotide polymorphism (SNP) panel was highly predictive of breast cancer risk with a p- value of less than 10-50.

o

The National Comprehensive Cancer Network (NCCN) updated their professional guidelines to include a recommendation that all metastatic prostate cancer patients receive hereditary cancer testing. There are approximately 26,000 men in the United States every year who develop metastatic prostate cancer.

•	GeneSight
o	Achieved statistically significant improvement in the gold-standard outcomes of response and remission in 1,200 patient prospective randomized controlled trial.
o

Presented data from the IMPACT study at the World Congress of Psychiatric Genetics demonstrating that GeneSight statistically significantly improved anxiety symptom severity in 210 patients with generalized anxiety disorder. Anxiety symptoms based on the GAD-7 scale, improved 45 percent in patients receiving congruent therapy versus 26 percent for patients receiving non-congruent therapy. The result was statistically significant with a p-value of 0.03.

o

Presented MEDCO health economic data showing patients with generalized anxiety disorder who used GeneSight saved on average $6,747 in prescription costs with congruent versus non-congruent therapy selection.

•	Vectra DA
o

Presented data at the American College of Rheumatology (ACR) meeting demonstrating that Vectra DA® was four times better at predicting radiographic progression compared to DAS28 and other conventional measures of disease activity.

o	Presented new clinical utility data from 60,596 patients demonstrating that physicians use Vectra DA scores to change treatment decisions appropriately. The study found that in patients who were naive to biologics, rheumatologists were 118 percent more likely to recommend a biologic for patients with a high Vectra DA score when compared to patients with a low Vectra DA score.  For patients already on a biologic, rheumatologists were 158 percent more likely to change therapy on patients with high Vectra DA scores compared to those with low Vectra DA scores.

o	Signed coverage with evidence development agreement with CareFirst BlueCross BlueShield, the 18th largest commercial payer in the United States.
•	EndoPredict
o

Presented new data at the World Congress on Controversies in Breast Cancer. In a study of 387 women determined to be at intermediate risk by the Nottingham Prognostic Index, EndoPredict markedly outperformed the first generation test with two times the prognostic power. Additionally, in this patient cohort EndoPredict was the only test that was statistically significant for predicting late stage recurrence (5-10 years).

•	Companion Diagnostics
o	Submitted a supplemental PMA for BRACAnalysis® CDx in conjunction with AstraZeneca’s Lynparza submission for HER2- metastatic breast cancer with approval expected in the fiscal third quarter.
o

UnitedHealthcare recently updated its hereditary breast and ovarian cancer coverage policy to include coverage for all metastatic breast cancer patients based upon the need to evaluate these patients for PARP inhibitor therapy.

•	International
o

Signed the company’s first payer demonstration study with GeneSight in Canada with Sun Life Financial, the largest private health insurer in Canada. The study will evaluate the ability of GeneSight to improve both clinical and health economic outcomes in patients with anxiety and depression.

o

Submitted BRACAnalysis CDx in Japan for review by the Pharmaceutical Medical Devices Agency (PMDA) and marketing approval by Ministry of Health, Labor and Welfare as a companion diagnostic to olaparib for use in HER2- metastatic breast cancer patients.

Fiscal Year 2018 and Fiscal Second-Quarter 2018 Financial Guidance

Below is a table summarizing Myriad’s fiscal year 2018 and fiscal second-quarter 2018 financial guidance:

	Revenue	GAAP Diluted Earnings Per Share	Adjusted Earnings Per Share
Fiscal Year 2018	$750-$770 million	$1.41-$1.46	$1.00-$1.05

Fiscal Second-Quarter 2018	$187-$189 million	$0.08-$0.10	$0.22-$0.24

These projections are forward-looking statements and are subject to the risks summarized in the safe harbor statement at the end of this press release.  The Company will provide further details on its business outlook during the conference call today to discuss the fiscal first-quarter financial results, fiscal year 2018 financial guidance, and fiscal second-quarter 2018 financial guidance.

Conference Call and Webcast

A conference call will be held today, Tuesday, November 7, 2017, at 4:30 p.m. EDT to discuss Myriad’s financial results for the fiscal first-quarter, business developments and financial guidance.  The dial-in number for domestic callers is 1-800-701-6414.  International callers may dial 1-303-223-4376.  All callers will be asked to reference reservation number 21859999.  An archived replay of the call will be available for seven days by dialing (800) 633-8284 and entering the reservation number above.  The conference call along with a slide presentation will also will be available through a live webcast at www.myriad.com.

About Myriad Genetics

Myriad Genetics Inc., is a leading personalized medicine company dedicated to being a trusted advisor transforming patient lives worldwide with pioneering molecular diagnostics.  Myriad discovers and commercializes molecular diagnostic tests that: determine the risk of developing disease, accurately diagnose disease, assess the risk of disease progression, and guide treatment decisions across six major medical specialties where molecular diagnostics can significantly improve patient care and lower healthcare costs.  Myriad is focused on five strategic imperatives:  stabilizing hereditary cancer revenue, growing new product volume, expanding reimbursement coverage for new products, increasing RNA kit revenue internationally and improving profitability with Elevate 2020.  For more information on how Myriad is making a difference, please visit the Company's website: www.myriad.com.

Myriad, the Myriad logo, BART, BRACAnalysis, Colaris, Colaris AP, myPath, myRisk, Myriad myRisk, myRisk Hereditary Cancer, myChoice, myPlan, BRACAnalysis CDx, Tumor BRACAnalysis CDx, myChoice HRD, EndoPredict, Vectra, GeneSight, riskScore and Prolaris are trademarks or registered trademarks of Myriad Genetics, Inc. or its wholly owned subsidiaries in the United States and foreign countries. MYGN-F, MYGN-G.

MYRIAD GENETICS, INC. AND SUBSIDIARIES

CONSOLIDATED INCOME STATEMENTS (Unaudited)

(in millions, except per share amounts)

	Three months ended
	September 30,
	2017	2016
Molecular diagnostic testing	$178.8	$165.1
Pharmaceutical and clinical services	11.4	12.4
Total revenue	190.2	177.5
Costs and expenses:
Cost of molecular diagnostic testing	36.2	34.3
Cost of pharmaceutical and clinical services	6.8	5.7
Research and development expense	17.8	19.4
Change in the fair value of contingent consideration	(73.2)	0.5
Selling, general, and administrative expense	115.2	111.9
Total costs and expenses	102.8	171.8
Operating income	87.4	5.7
Other income (expense):
Interest income	0.4	0.3
Interest expense	(0.9)	(0.7)
Other	(0.3)	(1.3)
Total other income (expense):	(0.8)	(1.7)
Income before income tax	86.6	4.0
Income tax provision	5.6	5.2
Net income (loss)	$81.0	$(1.2)
Net loss attributable to non-controlling interest	(0.1)	—
Net income (loss) attributable to Myriad Genetics, Inc. stockholders	$81.1	$(1.2)
Earnings per share:
Basic	$1.18	$(0.02)
Diluted	$1.15	$(0.02)
Weighted average shares outstanding:
Basic	68.6	68.8
Diluted	70.4	68.8

Consolidated Balance Sheets (Unaudited)

(in millions)

	Quarters Ended September 30,
	2017	2016
ASSETS
Current assets:
Cash and cash equivalents	$87.9	$102.4
Marketable investment securities	60.4	48.3
Prepaid expenses	9.5	12.7
Inventory	38.9	42.2
Trade accounts receivable, less allowance for doubtful accounts of $8.6 September 30, 2017 and $8.2 June 30, 2017	113.2	105.6
Prepaid taxes	8.8	0.2
Other receivables	6.9	5.7
Total current assets	325.6	317.1
Property, plant and equipment, net	49.8	51.1
Long-term marketable investment securities	50.1	48.5
Intangibles, net	483.8	491.6
Goodwill	319.0	316.1
Total assets	$1,228.3	$1,224.4
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$22.5	$22.0
Accrued liabilities	59.8	65.6
Short-term contingent consideration	54.0	127.3
Deferred revenue	2.9	2.6
Total current liabilities	139.2	217.5
Unrecognized tax benefits	31.9	25.2
Other long-term liabilities	7.4	7.2
Contingent consideration	13.8	13.2
Long-term debt	74	99
Long-term deferred taxes	91.2	84.4
Total liabilities	357.7	446.6
Commitments and contingencies
Stockholders’ equity:
Common stock, 69.2 and 68.4 shares outstanding at September 30, 2017 and June 30, 2017 respectively	0.7	0.7
Additional paid-in capital	859.6	851.4
Accumulated other comprehensive loss	(2.2)	(5.5)
Retained earnings (deficit)	12.8	(68.4)
Total Myriad Genetics, Inc. stockholders’ equity	870.9	778.2
Non-Controlling Interest	(0.3)	(0.4)
Total stockholders' equity	870.6	777.8
Total liabilities and stockholders’ equity	$1,228.3	$1,224.4

Consolidated Statement of Cash Flows (Unaudited)

(in millions)

	September 30,
	2017	2016
CASH FLOWS FROM OPERATING ACTIVITIES:
Net Income (loss) attributable to Myriad Genetics, Inc. stockholders	$81.1	(1.2)
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	13.2	9.2
Non-cash interest expense	0.1	0.1
Gain on disposition of assets	(0.1)	(0.2)
Share-based compensation expense	6.4	7.8
Bad debt expense	8.0	7.2
Deferred income taxes	4.7	3.2
Unrecognized tax benefits	6.7	0.4
Change in fair value of contingent consideration	(73.2)	0.5
Changes in assets and liabilities:
Prepaid expenses	3.2	7.8
Trade accounts receivable	(16.5)	(5.9)
Other receivables	0.3	(1.8)
Inventory	3.3	(13.0)
Prepaid taxes	(8.9)	(1.0)
Accounts payable	0.4	(5.0)
Accrued liabilities	(5.8)	(10.0)
Deferred revenue	0.6	(1.0)
Net cash provided by (used in) operating activities	23.5	(2.9)
CASH FLOWS FROM INVESTING ACTIVITIES
Capital expenditures	(1.6)	(1.5)
Acquisitions, net of cash acquired	—	(213.0)
Purchases of marketable investment securities	(31.5)	(32.2)
Proceeds from maturities and sales of marketable investment securities	17.9	88.7
Net cash used in investing activities	(15.2)	(158.0)
CASH FLOWS FROM FINANCING ACTIVITIES:
Net proceeds (payments) from common stock issued under share-based compensation plans	1.7	(1.9)
Net proceeds from issuance of debt	—	199.0
Repayment of revolving credit facility	(25.0)	—
Repurchase and retirement of common stock	—	(21.3)
Net cash provided by (used in) financing activities	(23.3)	175.8
Effect of foreign exchange rates on cash and cash equivalents	0.5	3.5
Net increase (decrease) in cash and cash equivalents	(14.5)	18.4
Cash and cash equivalents at beginning of the period	102.4	68.5
Cash and cash equivalents at end of the period	$87.9	$86.9

Safe Harbor Statement

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements relating to the Company’s hereditary cancer business representing a major new epoch in hereditary cancer testing; the Company’s expectation that riskScore will enhance the myRisk Hereditary Cancer test; broadening payor coverage and delivering on the Company’s long-term financial goals; the Company’s expectation that a supplemental PMA for BRACAnalysis CDx in conjunction with AstraZeneca’s Lynparza submission for HER2- metastatic breast cancer will be approved in the fiscal third quarter; the National Comprehensive Cancer Network (NCCN) updating their professional guidelines to include a recommendation that all metastatic prostate cancer patients receive hereditary cancer testing; UnitedHealthcare updating its hereditary breast and ovarian cancer coverage policy to include coverage for all metastatic breast cancer patients based upon the need to evaluate these patients for PARP inhibitor therapy; the Company’s second-quarter revenue guidance of $187 to $189 million, adjusted earnings per share of $0.22 to $0.24, and diluted earnings per share guidance of $0.08 to $0.10, and the Company’s reiterated fiscal full year revenue guidance of total revenue of $750 to $770 million, diluted earnings per share guidance of $0.37 to $0.42, and adjusted earnings per share guidance of $1.00 to $1.05, as further discussed under the caption “Fiscal Year 2018 and Fiscal Second-Quarter 2018 Financial Guidance”; and the Company’s strategic directives under the caption “About Myriad Genetics.” These “forward-looking statements” are based on management’s current expectations of future events and are subject to a number of risks and uncertainties that could cause actual results to differ materially and adversely from those described or implied in the forward-looking statements. These risks include, but are not limited to: the risk that sales and profit margins of the Company’s existing molecular diagnostic tests and pharmaceutical and clinical services may decline or will not continue to increase at historical rates; risks related to the Company’s ability to transition from its existing product portfolio to the Company’s new tests; risks related to changes in the governmental or private insurers’ reimbursement levels for the Company’s tests or the Company’s ability to obtain reimbursement for its new tests at comparable levels to its existing tests; risks related to increased competition and the development of new competing tests and services; the risk that the Company may be unable to develop or achieve commercial success for additional molecular diagnostic tests and pharmaceutical and clinical services in a timely manner, or at all; the risk that the Company may not successfully develop new markets for its molecular diagnostic tests and pharmaceutical and clinical services, including the Company’s ability to successfully generate revenue outside the United States; the risk that licenses to the technology underlying the Company’s molecular diagnostic tests and pharmaceutical and clinical services tests and any future tests are terminated or cannot be maintained on satisfactory terms; risks related to delays or other problems with operating the Company’s laboratory testing facilities; risks related to public concern over the Company’s genetic testing in general or the Company’s tests in particular; risks related to regulatory requirements or enforcement in the United States and foreign countries and changes in the structure of the healthcare system or healthcare payment systems; risks related to the Company’s ability to obtain new corporate collaborations or licenses and acquire new technologies or businesses on satisfactory terms, if at all; risks related to the Company’s ability to successfully integrate and derive benefits from any technologies or businesses that it licenses or acquires, including but not limited to the Company’s acquisition of Assurex, Sividon and the Clinic; risks related to the Company’s projections about the potential market opportunity for the Company’s products; the risk that the Company or its licensors may be unable to protect or that third parties will infringe the proprietary technologies underlying the Company’s tests; the risk of patent-infringement claims or challenges to the validity of the Company’s patents; risks related to changes in intellectual property laws covering the Company’s molecular diagnostic tests and pharmaceutical and clinical services and patents or enforcement in the United States and foreign countries, such as the Supreme Court decision in the lawsuit brought against us by the Association for Molecular Pathology et al; risks of new, changing and competitive technologies and regulations in the United States and internationally; the risk that the Company may be unable to comply with financial operating covenants under the Company’s credit or lending agreements; the risk that the Company will be unable to pay, when due, amounts due under the Company’s credit or lending agreements; and other factors discussed under the heading “Risk Factors” contained in Item 1A of the Company’s most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission, as well as any updates to those risk factors filed from time to time in the Company’s Quarterly Reports on Form 10-Q or Current Reports on Form 8-K.

Statement regarding use of non-GAAP financial measures

In this press release, the Company’s financial results and financial guidance are provided in accordance with accounting principles generally accepted in the United States (GAAP) and using certain non-GAAP financial measures. Management believes that presentation of operating results using non-GAAP financial measures provides useful supplemental information to investors and facilitates the analysis of the Company’s core operating results and comparison of operating results across reporting periods. Management also uses non-GAAP financial measures to establish budgets and to manage the Company’s business. A reconciliation of the GAAP financial results to non-GAAP financial results is included in the attached schedules.

Following is a description of the adjustments made to GAAP financial measures:

•	Acquisition - amortization of intangible assets: Represents recurring amortization charges resulting from the acquisition of intangible assets, including developed technology and database rights.
•	Acquisition – integration related costs: Costs related to closing and integration of acquired companies
•	Tax impact related to equity compensation – Changes in effective tax rate based upon ASU 2016-09
•	Tax expense associated with R&D tax credit reserves – One time net benefits associated with the release of R&D tax credit reserves.
•	Potential future consideration related to acquisitions – Non-cash expenses related to valuation adjustments of earn-out and milestone payments tied to recent acquisitions
•	One-time non-deductible costs – One-time non-deductible tax items
•	Elevate 2020 costs –Expenses tied to Elevate 2020 program

The Company encourages investors to carefully consider its results under GAAP, as well as its supplemental non-GAAP information and the reconciliation between these presentations, to more fully understand its business. Non-GAAP financial results are reported in addition to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP.

Reconciliation of GAAP to Non-GAAP Financial Measures

for the Three Months ended September 30, 2017 and 2016

(Unaudited data in millions, except per share amount

	Three Months Ended
	Sep 30, 2017	Sep 30, 2016
Revenue	$190.2	$177.5

GAAP Cost of molecular diagnostic testing	$36.2	$34.3
GAAP Cost of pharmaceutical and clinical services	6.8	5.7
Acquisition - Integration related costs	—	—
Non-GAAP COGS	$43.0	$40.0

Non-GAAP Gross Margin	77%	77%

GAAP Research and Development	$17.8	$19.4
Acquisition - Integration related costs	—	(0.1)
Acquisition - amortization of intangible assets	(0.1)	(0.1)
Elevate 2020 costs	(0.1)	—
Non-GAAP R&D	$17.6	$19.2

GAAP Contingent Consideration	$(73.2)	$0.5
Potential future consideration related to acquisitions	73.2	(0.5)
Non-GAAP Contingent Consideration	$—	$—

GAAP Selling, General and Administrative	$115.2	$111.9
Acquisition - Integration related costs	—	(9.9)
Acquisition - amortization of intangible assets	(9.1)	(5.3)
Elevate 2020 costs	(1.2)	—
Non-GAAP SG&A	$104.9	$96.7

GAAP Operating Income (Loss)	$87.4	$5.7
Acquisition - Integration related costs	—	10.0
Acquisition - amortization of intangible assets	9.2	5.4
Elevate 2020 costs	1.3	—
Potential future consideration related to acquisitions	(73.2)	0.5
Non-GAAP Operating Income	$24.7	$21.6
Non-GAAP Operating Margin	13%	12%

GAAP Net Loss Attributable to Myriad Genetics, Inc. Stockholders	$81.1	(1.2)
Acquisition - Integration related costs	—	10.0
Acquisition - amortization of intangible assets	9.2	5.4
Elevate 2020 costs	1.3	—
Tax impact related to equity compensation	0.3	2.4
Potential future consideration related to acquisitions	(73.2)	0.5
One-time non-deductible costs	—	2.8
Tax effect associated with non-GAAP adjustments	(0.5)	(3.9)
Non-GAAP Net Income	$18.2	$16.0

GAAP Diluted EPS	$1.15	$(0.02)
Non-GAAP Diluted EPS	$0.26	$0.23

Diluted shares outstanding	70.4	69.5

Free Cash Flow Reconciliation

(Unaudited data in millions)

	Three Months Ended
	Sep 30, 2017	Sep 30, 216
GAAP cash flow from operations	$23.5	$(2.9)
Capital expenditures	(1.6)	(1.5)
Free cash flow	$21.9	$(4.4)
Elevate 2020 costs	1.3	—
Acquisition - Integration related costs	—	7.9
Cash paid at closing to Assurex vendors	—	6.8
Tax effect associated with non-GAAP adjustments	(0.5)	(5.7)
Non-GAAP Free cash flow	$22.7	$4.6

Reconciliation of GAAP to Non-GAAP for Fiscal Year 2018 and Fiscal Second-Quarter 2018 Financial Guidance

The Company’s future performance and financial results are subject to risks and uncertainties, and actual results could differ materially from guidance set forth below. Some of the factors that could affect the Company’s financial results are stated in the safe harbor statement of this press release. More information on potential factors that could affect the Company’s financial results are included under the heading "Risk Factors" contained in Item 1A in the Company’s most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission, as well as any updates to those risk factors filed from time to time in the Company’s Quarterly Reports on Form 10-Q or Current Reports on Form 8-K.

Fiscal Year 2018
Diluted net income per share
GAAP diluted net income per share	$1.41 - $1.46
Acquisition - amortization of intangible assets	0.53
Change in contingent consideration	(1.04)
One-time expenses	0.10
Non-GAAP diluted net income per share	$1.00 - $1.05

Fiscal Second-Quarter 2018
Diluted net income per share
GAAP diluted net income per share	$0.08 - $0.10
Acquisition - amortization of intangible assets	0.12
One-time expenses	0.02
Non-GAAP diluted net income per share	$0.22- $0.24